UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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HERITAGE FINANCIAL GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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721 North Westover Boulevard
Albany, Georgia  31707
(229) 420-0000

April 20, 2012

Dear Fellow Stockholder:

On behalf of the Board of Directors and management of Heritage Financial Group, Inc., I cordially invite you to attend the 2012 Annual Meeting of Stockholders.  The meeting will be held at 10:00 a.m., EDT, on May 23, 2012, at the Merry Acres Event Center, 1500 Dawson Road, Albany, Georgia.  At the Annual Meeting, I will give management’s report to you on the Company’s 2011 financial and operating performance and will entertain your questions and comments.

A Proxy Statement describing the business to be conducted at the Annual Meeting and a proxy card enabling you to vote without attending the meeting is enclosed.  Our Annual Report to Stockholders for the year ended December 31, 2011, also is provided.  In accordance with the rules of the Securities and Exchange Commission, our Proxy Statement, proxy card and 2012 Annual Report to Stockholders is available on the Internet at http://www.irinfo.com/hbos/hbos.html.

An important part of the Annual Meeting is the stockholder vote on corporate business items.  I urge each of you to exercise your rights as a stockholder to vote and participate in this process.  Stockholders are being asked to consider and vote upon:  (1) the election of two directors of the Company; (2) the advisory (non-binding) resolution to approve our executive compensation as disclosed in the enclosed Proxy Statement; and (3) the ratification of the appointment of Mauldin & Jenkins, LLC, as the Company’s independent registered public accounting firm.

We encourage you to attend the meeting in person.  Whether or not you plan to attend the meeting, you are requested to read the enclosed Proxy Statement and promptly vote by telephone, internet, or mail on the proposals presented, following the instructions on the proxy card for whichever voting method you prefer.  If you vote by mail, please complete, date, sign, and promptly return the enclosed proxy in the enclosed self-addressed, postage-paid envelope.  This will save us the additional expense of soliciting proxies and will ensure that your shares are represented at the Annual Meeting.

Your Board of Directors and management are committed to the continued success of Heritage Financial Group, Inc. and the enhancement of your investment.  As President and CEO, I want to express my appreciation for your confidence and support.

Sincerely,
O. Leonard Dorminey
President and Chief Executive Officer

721 North Westover Boulevard
Albany, Georgia   31707
(229) 420-0000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on May 23, 2012

Notice is hereby given that the Annual Meeting of Stockholders of Heritage Financial Group, Inc. will be as follows:

TIME	Wednesday, May 23, 2012, at 10:00 a.m. Eastern time

PLACE	Merry Acres Event Center
1500 Dawson Road
Albany, Georgia

BUSINESS	(1)	The election of O. Leonard Dorminey and Antone D. Lehr as directors of the Company.
	(2)	The advisory (non-binding) resolution to approve our executive compensation as disclosed in the Proxy Statement.
	(3)	The ratification of the appointment of Mauldin & Jenkins, LLC, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.
	(4)	Such other business as may properly come before the Annual Meeting, or any adjournment or postponement thereof.

RECORD DATE
Holders of record of Heritage Financial Group, Inc. common stock at the close of business on March 26, 2012, are entitled to receive this Notice and to vote at the Annual Meeting, or any adjournment or postponement thereof.

PROXY VOTING
It is important that your shares be represented and voted at the Annual Meeting.  You can vote your shares by completing and returning the enclosed proxy card or by submitting a ballot at the Annual Meeting.  To ensure that your shares are represented at the meeting, please take the time to vote by telephone, internet, or mail.  If voting by mail please sign, date and mail the enclosed proxy card, which is solicited on behalf of the Board of Directors.  A pre-addressed envelope is enclosed for your convenience.  No postage is required if mailed within the United States.  Regardless of the number of shares you own, your vote is very important.  Please act today.

BY ORDER OF THE BOARD OF DIRECTORS

O. Leonard Dorminey
President and Chief Executive Officer

Albany, Georgia
April 20, 2012

IMPORTANT NOTICE:  Availability of Proxy Materials for the Meeting To Be Held on May 23, 2012.
Heritage Financial Group, Inc.’s Proxy Statement, Annual Report to Stockholders and Form of Proxy
are available on the Internet at http://www.irinfo.com/hbos/hbos.html.
You are encouraged to review all of the information contained in these materials before voting.

721 North Westover Boulevard
Albany, Georgia   31707
(229) 420-0000

PROXY STATEMENT

INTRODUCTION

The Board of Directors of Heritage Financial Group, Inc. is using this proxy statement to solicit proxies from the holders of Heritage Financial Group, Inc. common stock for use at our upcoming Annual Meeting of Stockholders.  The Annual Meeting of Stockholders will be held at 10:00 a.m., Eastern Time on Wednesday, May 23, 2012, at the Merry Acres Event Center, 1500 Dawson Road, Albany, Georgia.  At the Annual Meeting, stockholders will be asked to vote on three proposals:  (1) the election of O. Leonard Dorminey and Antone D. Lehr as directors for a term of three years each; (2) the advisory (non-binding) resolution to approve our executive compensation as disclosed in this proxy statement; and (3) the ratification of the appointment of Mauldin & Jenkins, LLC, as our independent registered public accounting firm for the fiscal year ending December 31, 2012.  These proposals are described in more detail below.  Stockholders also will consider any other matters that may properly come before the meeting, although the Board of Directors knows of no other business to be presented.

Heritage Financial Group, Inc. is referred to in this proxy statement from time to time as the “Company.”  Certain of the information in this proxy statement relates to HeritageBank of the South, a wholly owned subsidiary of the Company, which is referred to in this proxy statement from time to time as the “Bank.”

Proxies are solicited to provide all stockholders of record on the voting record date an opportunity to vote on matters scheduled for the Annual Meeting and described in these materials.  To ensure your representation at the Annual Meeting, we recommend you vote by proxy even if you plan to attend the Annual Meeting.  Voting instructions are included on your proxy card.  You may receive more than one proxy card depending on how your shares are held.  By submitting your proxy, you authorize the Company’s Board of Directors to represent you and vote your shares at the Annual Meeting in accordance with your instructions.  The Board also may vote your shares to adjourn the Annual Meeting from time to time and will be authorized to vote your shares at any adjournments or postponements of the Annual Meeting.

The Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2011, which includes the Company’s audited financial statements, is being provided with this proxy statement.  Although the annual report is being mailed to stockholders with this proxy statement, it does not constitute a part of the proxy solicitation materials and is not incorporated into this proxy statement by reference.

This proxy statement, the Annual Report to Stockholders for the fiscal year ended December 31, 2011 and the accompanying materials are being mailed to stockholders on or about April 20, 2012 and also are available to you on the Internet at http://www.irinfo.com/hbos/hbos.html.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please submit your proxy promptly by telephone, internet, or in the enclosed envelope.

2012 PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement.  It does not contain all the information you should consider, and you should read the entire Proxy Statement carefully before voting.  You should refer to the Annual Report to Stockholders for the fiscal year ended December 31, 2011, which is being provided with this Proxy Statement, for more complete information about the Company’s year-end financial condition and 2011 operating results.

ELECTION OF DIRECTORS – Proposal 1

Two of our current directors have been nominated by the Board for re-election to a three-year term ending in 2015 as follows:

O. Leonard Dorminey	President, Chief Executive Officer and Director of the Company and Chief Executive Officer and Director of the Bank since 2003.

Antone D. Lehr	Director of the Company since 2002 and Director of the Bank since 1980.

 No stockholder nominations were received for the 2012 Annual Meeting.

In considering your vote on these nominees, we refer you to “Proposal 1 – Election of Directors” on pages 10 to 13 for more information about these nominees and director compensation and to “Board of Directors Meetings Committees and Corporate Governance Matters” on pages 13 to 16 regarding our corporate governance matters.

These nominees, as well as the rest of the directors, have varied skills and experience to oversee the Company effectively and have proven leadership, sound judgment and a commitment to the success of our Company.  The Board recommends you vote FOR these two nominees.

ADVISORY VOTE ON EXECUTIVE COMPENSATION – Proposal 2

At last year’s annual meeting, our stockholders had the opportunity to cast a non-binding, advisory vote on our executive compensation as disclosed in the proxy statement for that meeting.  We are gratified that our stockholders evidenced support of our executive compensation program by an overwhelming margin.  Last year, our stockholders voted in favor of casting a non-binding, advisory vote on our executive compensation every year.  As a result, our Board has decided to provide stockholders an opportunity to cast another non-binding, advisory vote on our executive compensation program disclosed in this Proxy Statement.

At last year’s annual meeting, our stockholders also approved the 2011 Equity Incentive Plan.  In July 2011, the Company’s Compensation Committee granted stock options and restricted stock to our directors and executive officers.  The Compensation Committee also approved cash bonuses for our executive officers based on their contribution to the Company’s 2011 performance.

In evaluating this say-on-pay proposal we recommend that you review the disclosure of our executive compensation program, including our compensation program, philosophy and objectives and the level of compensation to our five named executive officers at “Compensation Discussion and Analysis” on pages 19 to 24 and “Executive Compensation” on pages 25 to 31.  For more information on this matter, see “Proposal 2 – Advisory (Non-Binding) Resolution to Approve Executive Compensation” on page 32. The Board recommends that you vote FOR the advisory resolution to approve executive compensation.

RATIFICATION OF AUDITORS – Proposal 3

We ask that our stockholders ratify the Audit Committee’s selection of Mauldin & Jenkins, LLC, as our independent registered public accounting firm for the fiscal year ending December 31, 2012.  Mauldin & Jenkins, LLC has served as our independent auditor since 2004.  During 2011 we paid Mauldin & Jenkins, LLC $313,600 in fees for services rendered to the Company.  For more information on this matter, see “Proposal 3 – Ratification of the Appointment of Independent Registered Public Accounting Firm” on page 33. The Board recommends that you vote FOR the ratification of Mauldin & Jenkins, LLC, as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

INFORMATION ABOUT THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will be asked to vote on the following proposals:

Proposal 1.	The election of O. Leonard Dorminey and Antone D. Lehr as of Heritage Financial Group, Inc. for a term of three years each.

Proposal 2.	The advisory (non-binding) resolution to approve our executive compensation as disclosed in this proxy statement.

Proposal 3.	Ratification of the appointment of Mauldin & Jenkins, LLC, as Heritage Financial Group, Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2012.

The stockholders also will act on any other business that may properly come before the Annual Meeting.  As of the date of this proxy statement, the Board of Directors knows of no other business to be presented for consideration at the Annual Meeting.  Members of our management team will be present at the Annual Meeting to respond to appropriate questions from stockholders.

Who is entitled to vote?

We have fixed the close of business on March 26, 2012, as the record date for the 2012 Annual Meeting.  Only stockholders of record of Heritage Financial Group, Inc. common stock on that record date are entitled to notice of and to vote at the Annual Meeting.  You are entitled to one vote for each share of Heritage Financial Group, Inc. common stock you own.  On March 26, 2012, 8,668,752 shares of Heritage Financial Group, Inc. common stock were outstanding and entitled to vote at the Annual Meeting.

How many shares must be present to hold the Annual Meeting?

A quorum must be present at the Annual Meeting for any business to be conducted.  The presence at the meeting, in person or by proxy, of at least a majority of the shares of Heritage Financial Group, Inc. common stock entitled to vote at the Annual Meeting as of the record date will constitute a quorum.

What if a quorum is not present at the Annual Meeting?

If a quorum is not present at the scheduled time of the meeting, a majority of the stockholders present or represented by proxy may adjourn the meeting until a quorum is present.  The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice of the adjourned meeting will be given, unless the adjourned meeting is set to be held after July 29, 2012.  An adjournment will have no effect on the business that may be conducted at the meeting.

How do I vote?

You may vote by Telephone, Internet or mail.  If voting by telephone or internet, follow the instructions on the proxy card.  If voting by mail, complete and sign the accompanying proxy card and return it in the enclosed envelope and it will be voted in accordance with your instructions.

You may vote in person at the annual meeting.  If you plan to attend the Annual Meeting and wish to vote in person, we will give you a ballot at the meeting.  Note, however, that if your shares are held in the name of your broker, bank or other nominee, you will need to obtain a proxy from the holder of your shares indicating that you were the beneficial owner of those shares on March 26, 2012, the record date for voting at the Annual Meeting.  You are encouraged to vote by proxy prior to the Annual Meeting, even if you plan to attend the meeting.

What if I return my executed proxy card without voting instructions?

Where properly executed proxies are returned to us without specific voting instructions, the persons named in the proxy card will vote the shares “FOR” the election of management’s director nominees, “FOR” the advisory (non-binding) resolution to approve our executive compensation and “FOR” the ratification of Mauldin & Jenkins, LLC, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

What if other business is presented at the Annual Meeting?

Should any other matters be properly presented at the Annual Meeting for action, the persons named in the enclosed proxy card and acting thereunder will have the discretion to vote on these matters in accordance with their best judgment.  No other matters currently are expected by the Board of Directors to be properly presented at the Annual Meeting.

What if my shares are held in "street name" by a broker?

If your shares are held in “street name” by a broker, your broker is required to vote your shares in accordance with your instructions.  If you do not give instructions to your broker, your broker will be entitled to vote your shares with respect to “discretionary” items, but your broker will not be permitted to vote your shares with respect to “non-discretionary” items.  In the case of non-discretionary items, your shares will be treated as “broker non-votes.”  Whether an item is discretionary is determined by the exchange rules governing your broker.  The election of directors and the advisory (non-binding) action relating to executive compensation are non-discretionary items.  The proposal to ratify the registered public accounting firm is considered a discretionary item.

How will my shares of common stock held in the employee stock ownership plan be voted?

We maintain an employee stock ownership plan ("ESOP") that owns 657,115 or 7.6% of Heritage Financial Group, Inc. common stock.  Employees of Heritage Financial Group, Inc. and the Bank participate in the ESOP.  As of the voting record date, 271,039 shares have been allocated to ESOP participants.  Each ESOP participant has the right to instruct the trustee of the plan how to vote the shares of Heritage Financial Group, Inc. common stock allocated to his or her account under the ESOP.  If an ESOP participant properly executes the voting instruction card distributed by the ESOP trustee, the ESOP trustee will vote the participant's shares in accordance with the participant's instructions.  Shares of Heritage Financial Group, Inc. common stock held in the ESOP, but not allocated to any participant's account, and allocated shares for which no voting instructions are received from participants, will be voted by the trustee in the same proportion as shares for which the trustee has received voting instructions.

What if my shares are held in the Company’s 401(k) plan?

If you are one of our employees who participate in our 401(k) plan, you will receive voting instructions with respect to all the Heritage Financial Group, Inc. shares allocated to your account.  You are entitled to direct the trustee how to vote your shares.

Can I change my vote after I submit my proxy?

Yes, you may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting by:

•	Properly completing, signing and submitting another proxy card with a later date;
•	Giving written notice of the revocation of your proxy to the Company’s Secretary prior to the Annual Meeting; or
•	Voting in person by ballot at the Annual Meeting.

Your proxy will not be revoked automatically solely by your attending the Annual Meeting.  You must submit a proper ballot at the meeting to revoke your prior proxy.  If you have instructed a broker, bank or other nominee to vote your shares, you must follow the directions received from your nominee to change those voting instructions.

How will abstentions be treated?

If you abstain from voting, your shares still will be included for purposes of determining whether a quorum is present.  Because directors will be elected by a plurality of the votes cast, abstaining is not offered as a voting option for Proposal 1.  If you abstain from voting on Proposals 2 or 3, your shares will not be included in the number of shares voting on the proposal and, consequently, your abstention will have no effect on whether the proposal is approved.

How will broker non-votes be treated?

Shares treated as broker non-votes on one or more proposals will be included for purposes of calculating the presence of a quorum but will not be counted as votes cast.  Proposal 1 is a non-discretionary item that excludes broker non-votes; however, because the directors are elected by a plurality of the votes cast, broker non-votes will have no impact on the election results.  If you do not instruct your broker, bank or nominee how to vote your shares on Proposal 2, your shares will not be included in the number of shares voting on the proposal and will have no effect on whether the proposal is approved.  Because Proposal 3 is a discretionary item, your broker, bank or nominee may vote on that proposal in its discretion if you do not provide instructions as to how to vote your shares.

Vote required to approve Proposal 1: Election of two directors.

Directors are elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting by holders of Heritage Financial Group, Inc. common stock.  Pursuant to our Articles of Incorporation, stockholders are not permitted to cumulate their votes for the election of directors.  Votes may be cast for or withheld from each nominee.  Votes that are withheld and broker non-votes will be excluded entirely from the vote and will have no effect on the election of directors.

What happens if a nominee is unable to stand for election?

If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee.  If a substitute nominee is selected, the Board of Directors, as holder of your proxy, will vote your shares for the substitute nominee, unless you have withheld authority to vote for the nominee replaced.

Vote required to approve Proposal 2: Advisory resolution to approve our executive compensation.

The advisory (non-binding) resolution to approve our executive compensation as disclosed in this proxy statement requires the affirmative vote of a majority of the votes cast in person or by proxy, at the Annual Meeting.

Vote required to approve Proposal 3: Ratification of the appointment of our independent registered public accounting firm.

Ratification of the appointment of Mauldin & Jenkins, LLC, as our independent registered public accounting firm for the fiscal year ending December 31, 2012 requires the affirmative vote of the majority of shares cast, in person or by proxy, at the Annual Meeting by holders of Heritage Financial Group, Inc. common stock.

Proxy solicitation costs.

We will pay the cost of soliciting proxies.  In addition to this mailing, our directors, officers and employees may solicit proxies personally, electronically or by telephone.  We will reimburse brokers and other nominees for their expenses in sending these materials to you and obtaining your voting instructions.

Heritage Financial Group, Inc. has retained Corporate Communications, Inc., to serve as its investor relations firm and pays a monthly retainer for that service.  Heritage Financial Group, Inc. has asked Corporate Communications, Inc. to assist it in soliciting proxies from record and beneficial owners of the Company’s common stock.  Corporate Communications, Inc. will not receive any additional compensation for this solicitation service.

How does the Board of Directors recommend I vote on the proposals?

Your Board of Directors recommends that you vote:

•	FOR the election of management’s two director nominees to the Board of Directors for a three-year term;
•	FOR the advisory (non-binding) resolution to approve our executive compensation as disclosed in this proxy statement; and
•	FOR the adoption of the proposal to ratify Mauldin & Jenkins, LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

STOCK OWNERSHIP

Stock Ownership of Significant Stockholders, Directors and Executive Officers

The following table presents information regarding beneficial ownership of the Company’s common stock as of March 26, 2012 by: (1) any persons or entities known by management to beneficially own more than 5% of the outstanding shares of our common stock; (2) each director and director nominee of Heritage Financial Group, Inc. and each director of the Bank; (3) each executive officer of the Company named in the 2011 Summary Compensation Table appearing below (the “named executive officers”); and (4) all of the directors and executive officers of the Company and the directors of the Bank as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, so shares of common stock that are subject to outstanding options that are currently exercisable or exercisable within 60 days after March 26, 2012, are included in the number of shares beneficially owned by the person and are deemed outstanding for the purpose of calculating the person's percentage ownership.  These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.  The address of each of the beneficial owners, except where otherwise indicated, is the same address as Heritage Financial Group, Inc.  At March 26, 2012, there were 8,668,752 shares of Heritage Financial Group, Inc. common stock outstanding.

Beneficial Owners	Number of Shares Beneficially Owned(1)		Percent of Common Stock Outstanding
Beneficial Owners of More than 5% Listed Alphabetically
Castine Capital Management, LLC One International Place, Suite 2401, Boston, MA 02110	451,597	(2)	5.21%

Clover Partners, L.P. and Clover Investments, L.L.C. 100 Crescent Court, Suite 575, Dallas TX 75201	716,173	(3)	8.26%

Firefly Value Partners, LP and FVP Master Fund, L.P. 551 Fifth Avenue, 36th Floor, New York, NY 10176	540,000	(4)	6.63%

Heritage Financial Group, Inc. Employee Stock Ownership Plan (“ESOP”)	657,115	(5)	7.58%

Sy Jacobs and Jacobs Asset Management, LLC 11 East 26 Street, New York, NY 10010	865,782	(6)	9.99%

Wellington Management Company, LLP 280 Congress Street, Boston MA 02210	861,383	(7)	9.94%

Directors and Executive Officers
Antone D. Lehr	68,068	(8)	0.78%
Joseph C. Burger, Jr.	62,243	(9)	0.72
O. Leonard Dorminey	204,354	(10)	2.33
Carol W. Slappey	127,024	(11)	1.46
J. Keith Land	49,866	(12)	0.57
Douglas J. McGinley	50,866	(13)	0.59
J. Lee Stanley	56,771	(14)	0.65
J. Edward Cassity (Director of the Bank)	10,928	(15)	0.13
James H. Moore, III (Director of the Bank)	21,508	(16)	0.25
Hubert F. Scott (Director of the Bank)	3,372	(17)	0.04
Fred F. Sharpe (Director of the Bank)	16,791	(18)	0.19
T. Heath Fountain	32,788	(19)	0.38
O. Mitchell Smith	40,169	(20)	0.46
David A. Durland	11,023	(21)	0.13
All directors and executive officers of the Company and directors of the Bank as a group (14 persons)	755,771	(22)	8.42%
________________________________
(1)
Except as otherwise noted, the beneficial ownership reported in this table is sole voting and investment power.  All amounts include options to purchase shares of common stock, which are exercisable within 60 days.

(2)	Information obtained from a Form 13G filed by Castine Capital Management, LLC on December 6, 2011.
(3)	Information obtained from a Form 13G/A filed by Clover Partners, L.P. and Clover Investments, L.L.C. on February 14, 2012.
(4)	Information obtained from a Form 13G/A filed by Firefly Value Partners, LP and FVP Master Fund, L.P. on February 14, 2012.
(5)
Includes 271,039 shares allocated to the accounts of ESOP participants as of the voting record date.  First Bankers Trust Services, Inc., the trustee of the ESOP, may be deemed to beneficially own the ESOP shares not allocated to participants.  The ESOP filed a Schedule 13G/A with the Securities and Exchange Commission on February 10, 2012.

(6)	Information obtained from a Schedule 13G/A filed by Sy Jacobs and Jacobs Asset Management, LLC on March 21, 2012.
(7)	Information obtained from a Schedule 13G /A filed by Wellington Management Company, LLP on February 14, 2012.
(8)	Includes options to acquire 23,071 shares, 9,130 shares held by Mr. Lehr’s spouse and 8,190 unvested shares of restricted stock over which Mr. Lehr has only voting power.
(9)	Includes options to acquire 23,071 shares, 8,377 shares held by Mr. Burger’s spouse and 8,190 unvested shares of restricted stock over which Mr. Burger has only voting power.

Footnotes continued on next page

________________________________
(10)
Includes options to acquire 111,414 shares, 6,437 shares held in a 401(k) plan at the Bank, 9,415 allocated ESOP shares, 9,424 shares held by his spouse, 7,003 shares held in an IRA account, 2,094 shares by his son and daughter, 7,766 shares pledged as security for debt and 40,000 unvested shares of restricted stock over which Mr. Dorminey has only voting power.

(11)
Includes options to acquire 57,801 shares, 2,307 shares held in an IRA account, 8,692 allocated ESOP shares, 2,931 shares held by her spouse and 20,000 unvested shares of restricted stock over which Ms. Slappey has only voting power.

(12)	Includes options to acquire 23,071 shares, 6,870 pledged shares as security for debt and 8,190 unvested shares of restricted stock over which Mr. Land has only voting power.
(13)	Includes options to acquire 23,071 shares, 2,000 shares held in an IRA account and 8,190 unvested shares of restricted stock over which Mr. McGinley has only voting power.
(14)	Includes options to acquire 23,071 shares, 10,000 shares held in an IRA account and 8,190 unvested shares of restricted stock over which Mr. Stanley has only voting power.
(15)	Includes 1,740 unvested shares of restricted stock over which Mr. Cassity has only voting power.
(16)	Includes 16,318 shares held in an IRA account and 3,430 unvested shares of restricted stock over which Mr. Moore has only voting power.
(17)	Includes 2,837 shares held by a limited liability company controlled by Mr. Scott and 535 unvested shares of restricted stock over which Mr.Scott has only voting power.
(18)	Includes 1,675 shares in a 401(k) plan, 1,256 shares held by Mr. Sharpe’s spouse and 2,475 unvested shares of restricted stock over which Mr. Sharpe has only voting power.
(19)
Includes options to acquire 11,058 shares, 6,934 shares held in a 401(k) plan at the Bank, 100 shares held in a UTMA for his son, 4,760 allocated ESOP shares, 4,800 shares pledged as security for debt and 1,968 unvested shares of restricted stock over which Mr. Fountain has only voting power.

(20)
Includes options to acquire 13,822 shares, 5,236 shares held in a 401(k) plan at the Bank, 246 shares held by his daughters, 5,027 allocated ESOP shares and 1,000 unvested shares of restricted stock over which Mr. Smith has only voting power.

(21)	Includes 23 shares held in a 401(k) plan at the Bank and 1,000 unvested shares of restricted stock over which Mr. Durland has only voting power.
(22)
Includes shares held directly, as well as shares held jointly with family members, shares held in retirement and ESOP accounts, held in a fiduciary capacity, held by certain of the group members' families, or held by trusts of which the group member is a trustee or substantial beneficiary, with respect to which shares the group member may be deemed to have sole or shared voting and/or investment powers.  Also includes stock options for 309,450 shares which are exercisable or which will become exercisable within 60 days of March 26, 2012 and 40,987 shares pledged as security for debt.

Section 16(a) Beneficial Ownership Reporting Compliance.

Section 16(a) of the Securities Exchange Act of 1934 requires Heritage Financial Group, Inc.'s directors and executive officers, and persons who own more than 10% of the Company’s common stock to report their initial ownership of and any subsequent changes in their stock ownership to the SEC.  Specific due dates for these reports have been established by the SEC, and the Company is required to disclose in this proxy statement any late filings or failures to file.  The Company believes, based solely on a review of the copies of reports furnished to us and written representations that no other reports were required during the fiscal year ended December 31, 2011, that all Section 16(a) filing requirements applicable for our executive officers, directors and greater than 10% beneficial owners during the 2011 fiscal year were met.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees and Directors

The Company’s Board of Directors consists of seven directors, divided into three classes, as nearly equal as possible, with approximately one-third of the directors elected each year.  Directors in each class are elected to serve for three-year terms and until their successors are elected and qualified.  The term of one of the classes of directors will expire at the Annual Meeting.

The Board of Directors selects nominees for election as directors based on the recommendations of its Nominating Committee.  The nominees for election at the Annual Meeting are O. Leonard Dorminey and Antone D. Lehr, who currently serve as Company directors.  Each nominee has consented to being named in this proxy statement and has agreed to serve if elected.  If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee.  If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority for the current nominee who is unable to stand for election.  At this time, we are not aware of any reason why a nominee might be unable to serve if elected.  Except as disclosed in this proxy statement, there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.

The table below sets forth information regarding each director and each nominee for director of the Company, including his or her age, position on the Board and term of office.

The Board of Directors recommends you vote "FOR" each of the director nominees.

Name	Age(1)	Position(s) Held with Heritage Financial Group, Inc.	Director Since	Term to Expire
Director Nominees
O. Leonard Dorminey	59	President, Chief Executive Officer and Director	2003	2015(2)
Antone D. Lehr	71	Chairman	2002	2015(2)

Directors Continuing in Office
J. Keith Land	61	Director	2006	2013
Douglas J. McGinley	63	Director	2004	2013
J. Lee Stanley	64	Director	2006	2013
Joseph C. Burger, Jr.	75	Vice-Chairman and Secretary	2002	2014
Carol W. Slappey	56	Executive Vice President and Director	2002	2014

(1)	At December 31, 2011.
(2)	Assuming the nominee is elected at the Annual Meeting.

Business Experience and Qualifications of Directors

The Board believes that the many years of service that our directors have at the Company, the Bank or at other financial institutions is one of the directors’ most important qualifications for service on our Board.  This service has given them extensive knowledge of the banking business and our Company.  Furthermore, their service on our Board committees, especially in areas of audit, compliance and compensation, is critical to their ability to oversee the management of the Bank by our executive officers.  Service on the Board by Mr. Dorminey and Ms. Slappey is critical to aiding the outside directors understand the critical and complicated issues that are common in the banking business.  Each outside director brings special skills, experience and expertise to the Board as a result of their other business activities and associations.  The business experience of each director of Heritage Financial Group, Inc. for at least the past five years and the experience, qualifications, attributes, skills and areas of expertise of each director that supports his or her service as a director are set forth below.

Joseph C. Burger, Jr.  Mr. Burger, age 75, is currently retired.  He has served as a director of the Company since 1987.  From 1978 to 2002, Mr. Burger was an Associate Professor in the University System of Georgia and taught courses in accounting and finance.  Prior to that, he served as a controller at the Albany Georgia Marine Logistics Base and a Marine division.  His accounting knowledge and experience is important to his service on the Board and its Audit Committee.  His participation in our local community for over 40 years brings knowledge of the local economy and business opportunities for the Bank.

O. Leonard Dorminey.  Mr. Dorminey, age 59, has served as President and Chief Executive Officer of the Company and Chief Executive Officer of the Company since 2003.  From 2001 to 2003, he served as Executive Vice President of the Bank and managed its Commercial Lending Division.  He has served as a director of the Bank since 2001.  From 1999 to 2001, Mr. Dorminey was President and Chief Executive Officer of First National Bank of South Georgia.  Prior to that, he was employed for nine years by SunTrust Bank of South Georgia as the Albany Division Manager responsible for retail, commercial and private banking functions in the Albany market.  Mr. Dorminey serves on the board of directors, executive committee and loan committee of Chattahoochee Bank of Georgia, of which the Company is a 4.9% owner.  Mr. Dorminey’s many years of service in many areas of operations at the Bank and other financial institutions and duties as Chief Executive Officer of the Bank and President of the Company bring a special knowledge of the financial, economic and regulatory challenges the Company faces and makes him well-suited to educating the Board on these matters.

J. Keith Land.  Mr. Land, age 61, has served on the Board of the Company since 1995.  He has been employed since 1987 as the Planning Manager for Coats and Clark, a textile manufacturer with $170 million in annual sales.  In that position, he has responsibility for material acquisition, warehousing, budgeting and production planning for three plants.  He served on Coats and Clark’s credit union board for five years before joining the Bank’s board in 1995.  He has attended the Georgia Bankers Association’s Director’s College.  His past business experience brings expertise to his service on Board committees.  His participation in our local community for over 20 years brings knowledge of the local economy and business opportunities for the Bank.

Antone D. Lehr.  Mr. Lehr, age 71, is currently retired.  He has served as a director of the Company since 1980.  From 1988 to 2000, he was the owner of Computer Showcase, a retail computer sales and repair company.  From 1985 to 1988, Mr. Lehr was an owner of a computer consulting training company.  From 1982 to 1985, he was an Assistant Professor at Albany State University, teaching courses in computer science.  Prior to that he served in the United States Marine Corps for 20 years and retired from active service as a Major.  He receives annual training for bank directors and has attended training on executive compensation.  He brings his knowledge of management from the Marines and his computer company to the Bank and the Company.  His participation in our local community for over 30 years brings knowledge of the local economy and business opportunities for the Bank.  His technical computer knowledge is useful when the Board considers its information technology needs.

Douglas J. McGinley.  Mr. McGinley, age 63, is currently retired.  Mr. McGinley served as the Director of the Dougherty County Jail Facility, a 1,230-bed facility employing over 200 officers, from 1996 through 2010 and was responsible for developing and executing a $14 million annual budget.  Mr. McGinley has served as chairman of the DB retirement fund with over $32 million in assets and brings his expertise in investments to the Bank.  He has served as a director of the Company since 1991.  He retired from the United States Marine Corps in 1994 as a Lieutenant Colonel after 27 years of active duty.  He is a graduate of the Georgia Bankers Association’s Director’s College.  His past business experience brings expertise to his service on Board committees.  His participation in our local community for over 35 years brings knowledge of the local economy and business opportunities for the Bank.

Carol W. Slappey.  Ms. Slappey, age 56, has served as Executive Vice President of the Company since 2003.  She has served as a director of the Company since 2001.  She also serves as Albany Market President and Chief Retail Administration Officer of the Bank.  From 1993 to 2003, she served as Executive Vice President and Chief Operating Officer of the Bank responsible for retail operations.  Prior to that, she served as a lender, chief operating officer and president of Georgia Federal Bank.  Ms. Slappey’s many years of service in many areas of operations at the Bank and other financial institutions and duties as President of the Bank bring a special knowledge of the financial, economic and regulatory challenges the Company faces and makes her well-suited to educating the Board on these matters.

J. Lee Stanley.  Mr. Stanley, age 64, was Chief Appraiser for Lee County, Georgia for 31 years until his retirement in 2007.  He served as the Senior Magistrate Judge in the Georgia State Court in Lee County from 2001 to 2009 and was Lee County Chief magistrate Judge for the prior 15 years.  Mr. Stanley is a licensed realtor and certified appraiser, particularly in residential property valuation.  He has been associated with Goodyear and Goodyear, a local real estate firm specializing in plantation, farm and commercial properties. He has served on the Board of the Company since 1996.  Mr. Stanley brings management, legal and real estate knowledge to the Board.  His participation in our local community for over 40 years brings knowledge of the local economy and business opportunities for the Bank.

Director Compensation

Directors of the Company (excluding those who also are executive officers and receive no compensation as directors) receive compensation for their service on the Board of Directors and Board Committees of the Company and the Bank.  The fees paid are for service on all boards and committees, and are on the basis of a flat annual retainer.  The directors are not paid additional fees for service on various committees or for their attendance at Board or Board Committee meetings.  The restricted stock and stock option awards granted to the non-officer directors  under the Company’s 2006 Equity Incentive Plan became fully vested in 2011.  Additional restricted stock awards and stock option awards were granted to the directors in July 2011 under the Company’s 2011 Equity Incentive Plan.  These awards all vest in five equal annual installments beginning in July 2012.  The directors have access to the Company’s Santa Rosa, Florida condominium for business and personal use.

We maintain a Directors' Retirement Plan, which is a non-qualified retirement plan for directors of Heritage Financial Group, Inc. who are not also officers or employees of the Company.  This retirement plan is administered by the Compensation Committee, which selects participants in the plan.  Directors in the plan are credited with every month of service since August 1, 2001, plus up to 120 months of service prior to that date.  The benefits under the plan are monthly payments for the lesser of 180 months or actual months of service under the plan, in an amount set forth in the participant's plan agreement.  All of the non-employee directors of Heritage Financial Group, Inc. are participants in the plan.  Directors Burger and Lehr will be entitled to monthly benefits of $2,000 per month upon retirement, and Directors McGinley, Stanley and Land will be entitled to monthly benefits of $1,000 per month upon retirement.  All amounts required to be accrued with respect to these payments have been accrued, and there were no accruals under the plan in 2011.  All directors were fully vested in this plan as of December 31, 2011.

The following table provides compensation information for each member of the Company’s Board of Directors during the year ended December 31, 2011 (except for Mr. Dorminey and Ms. Slappey, whose compensation is reported as named executive officers).

Name(1)	Fees Earned or Paid in Cash	Stock Awards ($)(2)	Option Awards ($)(2)	All Other Compensation(3)		Total
Antone D. Lehr	$65,875	$97,789	$161,597	$547		$325,808
Joseph C. Burger, Jr.	$61,200	$97,789	$161,597	$547		$321,133
Douglas J. McGinley	$32,513	$97,789	$161,597	$547		$292,446
J. Lee Stanley	$30,281	$97,789	$161,597	$9,122	(4)	$298,789
J. Keith Land	$30,281	$97,789	$161,597	$547		$290,214
_________________________________
(1)
At December 31, 2011, each director held options for 43,551 shares of the Company’s stock and 8,190 shares of restricted stock over which he held only voting power.  During 2011, the vesting of the 9,228 shares of restricted stock awarded to him in 2006 was completed, and all restrictions on those shares were eliminated.

(2)
On July 1, 2011, each director was awarded 8,190 shares of restricted stock which vest in five equal annual installments beginning on July 1, 2012 and stock options (with tandem stock appreciation rights) to buy 20,480 shares with a strike price of 11.94, which vest in five equal annual installments beginning on July 1, 2012. The amount reflects the aggregate grant date fair value of the 2011 restricted stock awards and options computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation - Stock Compensation (“FASB ASC Topic 718”).  The assumptions used in calculating these amounts are included in Note 17 to the Consolidated Financial Statements contained in our Annual Report to Stockholders and our 2011 Annual Report on Form 10-K filed on March 15, 2012.

(3)
The amounts represent dividends paid on unvested portions of restricted stock awards.  The directors also received perquisites and other personal benefits in addition to the compensation above during the periods stated, including the personal use of the Company’s condominium.  The aggregate amount of these perquisites and other personal benefits for each individual director, however, did not exceed the lesser of $10,000 or 10% of the total of their respective annual compensation and, therefore, have been omitted as permitted by the rules of the SEC.

(4)	The amount includes $8,575 of real estate appraisal review services provided to the Bank.

BOARD OF DIRECTORS MEETINGS, BOARD COMMITTEES
AND CORPORATE GOVERNANCE MATTERS

Board Meetings, Independence, Ethics and Other Matters

The Board of Directors of Heritage Financial Group, Inc. generally meets on a monthly basis, holding additional special meetings as needed.  During fiscal 2011, the Board of Directors of Heritage Financial Group, Inc. held 12 regular meetings and 3 special meetings.  No director of Heritage Financial Group, Inc. attended fewer than 75% of the Board meetings held during 2011.  The Company’s policy is for all directors to attend its annual meeting of stockholders.  All of our directors attended last year’s annual meeting of the stockholders.

The Board applies the independence standard in the Nasdaq listing rules to its directors.  The Board has determined that five of our seven directors, Directors Lehr, Burger, McGinley, Stanley and Land, qualify as "independent directors" as that term is defined in those Nasdaq rules.  As further required by those Nasdaq rules, the Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director.  In making these determinations, the directors reviewed and discussed information provided by the directors and the Company with regard to each director's business and personal activities as they may relate to the Company and its management.

The Board of Directors has adopted a Code of Business Conduct and Ethics that applies to all directors, officers and employees.  The Code of Business Conduct and Ethics addresses conflicts of interest, the treatment of confidential information, general employee conduct and compliance with applicable laws, rules and regulations.  In addition, the Code is designed to deter wrongdoing and to promote honest and ethical conduct, full and accurate disclosure, compliance with all applicable laws, rules and regulations, prompt internal reporting of violations of the Code and accountability for adherence to the Code.  You may obtain a copy of the Code free of charge by writing to the Corporate Secretary of the Company, 721 North Westover Boulevard, Albany, Georgia 31707 or by calling (229) 878-2055.  In addition, the Code of Business Conduct and Ethics has been filed with the SEC as Exhibit 14 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and is available on our website at www.eheritagebank.com “About Us - Investor Relations -  Governance Documents.”

Stockholders may communicate directly with the Board of Directors by sending written communications to Joseph C. Burger, Jr., Independent Director, Heritage Financial Group, Inc., 721 North Westover Boulevard, Albany, Georgia 31707.

Board Leadership Structure and Risk Oversight

Leadership Structure.  The Board believes that our leadership structure, with separate persons serving as our Chairman of the Board and Chief Executive Officer, is in the best interests of our stockholders at this time.  Our Chief Executive Officer is responsible for setting the strategic direction for the Company and the day-to-day leadership of our management and employees.  Our Chairman is responsible for providing guidance to our Chief Executive Officer and presides over meetings of the Board of Directors.  We believe that the role of a separate Chairman also enhances the independent oversight of the management of the Company and ensures that our Board is fully engaged with the Company’s strategy and how it is being implemented.  Moreover, the separation of these positions allows Mr. Dorminey to better focus on his primary responsibilities of overseeing the implementation of the Company’s strategic plans and daily operations.

Role in Risk Oversight.  Risk is inherent with the operation of every financial institution, and how well an institution manages risk determines its success.  We face a number of risks, including but not limited to credit risk, interest rate risk, liquidity risk, operational risk, strategic risk, loss-share compliance risk and reputation risk.  Management is responsible for the day-to-day management of the risks the Company faces, while the Board has ultimate responsibility for the oversight of risk management.  The Board believes that risk management, including setting appropriate risk limits and monitoring mechanisms, is an integral component of and cannot be separated from strategic planning, annual operating planning, and daily management of the Company.  Consequently, the Board reviews and monitors risks while overseeing and assessing the Company’s various business units.  Consistent with this approach as well as based on the belief that certain risks require an oversight focus that a Board committee can better provide, the Board integrated the oversight or risk areas with Board Committees, including the Audit Committee and Compensation Committee of the Company and the Risk Management Committee of the Bank.

Risks related to internal controls, financial reporting and compliance are overseen by the Audit Committee.  The Compensation Committee oversees risks related to compensation and incentive plans.  The Risk Management Committee of the Bank works with management toward optimizing the risk/return profile of the Bank’s loan portfolio, setting appropriate credit risk limits and policies, and assisting the Board with credit risk oversight.  In addition, it oversees all other material risks, including interest rate risk, liquidity and capital adequacy.  Separately, the Bank has established a Loss-share Oversight Committee comprised of senior managers and two Board members to monitor the accounting and credit processes of the Bank to ensure compliance with the Purchase and Assumption agreements with the FDIC.  These committees regularly provide reports of their activities and recommendations to the full Board.  In support of those activities, members of senior management regularly attend Board Committee meetings and meetings of the Board to report on the primary areas of risk facing the Company and to respond to any questions or concerns raised by the directors.

Board Committees

The Board of Directors of Heritage Financial Group, Inc. has established a number of committees that are responsible for different aspects of its operations.  During the year ended December 31, 2011, no director of Heritage Financial Group, Inc. attended fewer than 75% of the total meetings of the committees on which the board member served during this period.

The Board of Directors of Heritage Financial Group, Inc. has standing Audit, Compensation, and Nominating Committees and has adopted written charters for each of those committees.  You may obtain a copy of these documents free of charge by writing to: Secretary, Heritage Financial Group, Inc., 721 North Westover Boulevard, Albany, Georgia 31707, by calling (229) 878-2055, or by visiting our website “About Us - Investor Relations - Governance Documents.”

Audit Committee.  The Audit Committee is composed of Directors Burger (chair), McGinley and Stanley, each of whom are "independent" as that term is defined for audit committee members in the NASD Marketplace Rules.  The Board of Directors has determined that Mr. Burger is an "audit committee financial expert" as defined in the rules of the SEC.  The Audit Committee, along with Bank Directors Cassity and Scott, also serves as the audit committee of the Bank.  The Audit Committee is scheduled to meet at least quarterly and on an as-needed basis.  The Audit Committee hires an independent registered public accounting firm and reviews the audit report prepared by the independent registered public accounting firm.  In addition, the functions of the Audit Committee include: (1) reviewing significant financial information, including all quarterly reports and press releases containing financial information for the purpose of giving added assurance that the information is accurate and timely and that it includes all appropriate financial statement disclosures; (2) ascertaining the existence of effective accounting and internal control systems; (3) reviewing the results of our internal compliance evaluations of Heritage Financial Group, Inc. and the Bank; and (4) overseeing the entire audit function, both internal and independent, including reviewing all reports received from the independent auditor.  In 2011, the Audit Committee met seven times.

Compensation Committee.  The Compensation Committee is composed of Directors Lehr (chair), Burger and McGinley.  In 2011, the Compensation Committee met four times.  The Compensation Committee discharges the Board of Directors’ responsibilities relating to the compensation of the Company's executive officers and other key management personnel, and makes recommendations to the Board regarding director compensation.  The Compensation Committee administers a non-qualified retirement plan and the Company’s two Equity Incentive Plans.  The Compensation Committee reviews all compensation policies and issues and determines the compensation and benefit levels for all officers and employees, based on recommendations by Mr. Dorminey for all persons excluding him.  This Committee also acts as the compensation committee for the Bank.  The functions of the Compensation Committee under its charter include the following responsibilities: (1) review the Company's compensation plans in light of the Company's goals and objectives with respect to such plans, and, if the Committee deems appropriate, adopt or recommend to the Board the adoption of new incentive-compensation plans, equity-based plans, other compensation plans or amendments to existing plans; (2) oversee the evaluation of management of the Company, including the Chief Executive Officer and other executive officers, and establish compensation for these officers; (3) review and approve corporate goals and objectives relevant to management's compensation; and (4) determine and approve compensation levels based on these reviews and on a number of factors, including but not limited the Company's financial performance, relative stockholder return and the value of similar incentive awards available to management of similar companies.

Nominating Committee.  The Nominating Committee is composed of Directors McGinley (chair), Stanley and Land.  In 2011, the Nominating Committee met twice.  It is responsible for the annual selection of management's nominees for election of directors and officers.  Final approval of director nominees is determined by the full Board, based on the recommendations of the Nominating Committee.  The nominees for election at the Annual Meeting identified in this proxy statement were recommended to the Board by the Nominating Committee.  The functions of the Nominating Committee under its charter include the following responsibilities: (1) recommend to the Board the appropriate size of the Board and assist in identifying, interviewing and recruiting candidates for the Board; (2) recommend candidates (including incumbents) for election and appointment to the Board of Directors, subject to the provisions set forth in the Company's charter and bylaws relating to the nomination or appointment of directors, based on the following criteria: business experience, education, integrity and reputation, independence, conflicts of interest, diversity, age, number of other directorships and commitments (including charitable organizations), tenure on the Board, attendance at Board and committee meetings, stock ownership, specialized knowledge (such as an understanding of banking, accounting, marketing, finance, regulation and public policy) and a commitment to the Company's communities and shared values, as well as overall experience in the context of the needs of the Board as a whole; (3) review nominations submitted by stockholders addressed to the Company's Secretary in compliance with the Company's charter and bylaws using the same criteria as all other nominations; (4) annually recommend to the Board committee assignments and committee chairs on all committees of the Board, and recommend committee members to fill vacancies on committees as necessary; and (5) perform any other duties or responsibilities expressly delegated to the Committee by the Board.  Pursuant to the Company's bylaws, nominations for directors by stockholders must be made in writing and delivered to the Secretary of the Company no earlier than 120 days prior to the meeting date and no later than 90 days prior to the meeting date. If, however, less than 100 days' notice of the date of the meeting is given or made to stockholders by public notice or mail, nominations must be received by the Company not later than the close of business on the tenth day following the earlier of the day on which notice of the date of the meeting was mailed or public announcement of the date of the meeting was first made. In addition to meeting the applicable deadline, nominations must be accompanied by certain information specified in the Company's bylaws.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is a current or former officer or employee of the Company or the Bank.  None of our executive officers has served on the board of directors or the compensation committee of any other entity that has an executive officer serving on the Company’s Board of Directors or on the Compensation Committee of the Company’s Board of Directors.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement and, based on such review and discussion, the Compensation Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.  This report is furnished by the Compensation Committee of the Company’s Board of Directors:

Antone D. Lehr (Chairman)
Joseph C. Burger, Jr.
Douglas J. McGinley

AUDIT COMMITTEE REPORT

This Audit Committee Report shall not be deemed to be soliciting material or to be incorporated by reference into or filed in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, if this Proxy Statement is incorporated by reference into any such filing, unless Heritage Financial Group, Inc. specifically incorporates this Report therein.

Management is responsible for the Company’s internal controls, financial reporting process and compliance with applicable laws and regulations.  Mauldin & Jenkins, LLC, our independent registered public accounting firm, is responsible for expressing an opinion on the conformity of the Company’s consolidated financial statements in accordance with generally accepted accounting principles and the effectiveness of internal controls over financial reporting as specified by the Sarbanes-Oxley Act of 2002.  As the members of the Audit Committee, it is our responsibility to monitor and oversee these processes.  The Audit Committee reviewed and discussed the 2011 audited financial statements with management.

The Audit Committee of Heritage Financial Group, Inc. reviewed the services performed by our independent registered public accounting firm, Mauldin & Jenkins, LLC and oversaw and discussed the policies and procedures for the engagement of that firm and the overall scope and plans for the annual audit.  The Audit Committee also discussed with the Mauldin & Jenkins, LLC the results of the 2011 audit, the evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting.  The Audit Committee reviewed with Mauldin & Jenkins, LLC the fees paid to the firm.

The Audit Committee also reviewed and discussed with Mauldin & Jenkins, LLC, the independence of the firm from the Company, including the matters required to be discussed by AU Section 380 (Communication with Audit Committee) and the written disclosures.  In addition, the Audit Committee received the written disclosures and the letter from Mauldin & Jenkins, LLC, required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence.

In fulfilling our oversight responsibility of reviewing the services performed by the Company’s independent registered public accounting firm, we carefully reviewed the policies and procedures for the engagement of the independent registered public accounting firm by the Audit Committee.  We met with the internal auditors and independent registered public accounting firm, both with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Heritage Financial Group, Inc.'s Chief Executive Officer and Chief Financial Officer also reviewed with the Audit Committee the certifications that each of these officers filed with the SEC pursuant to the requirements of Sections 302 and 906 of the Sarbanes-Oxley Act of 2002.  Management also reviewed with the Audit Committee the policies and procedures it has adopted to ensure the accuracy of these certifications.  The Audit Committee has reviewed and discussed with the management the Company's fiscal 2011 audited financial statements.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the fiscal 2011 audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

This report is furnished by the Audit Committee of the Company’s Board of Directors:

Joseph C. Burger, Jr. (Chairman)
Douglas J. McGinley
J. Lee Stanley

EXECUTIVE OFFICERS AND TRANSACTIONS WITH MANAGEMENT

Executive Officers of the Company Who Are Not Directors

T. Heath Fountain.  Mr. Fountain, age 36, has served as Executive Vice President, Chief Financial Officer and Chief Administrative Officer since February 2011.  He oversees all back office support functions, including loan, mortgage and deposit operations, information technology, accounting, human resources and reporting.  He had served as Senior Vice President and Chief Financial Officer since 2007.  Mr. Fountain joined the Company in 2003 as an investment advisor with the Bank and moved into the accounting area of the Company in 2006.  In 2006, he was appointed to Controller and Director of Investor Relations.  From 2000 to 2003, Fountain was an investment advisor with Synovus.  From 1997 to 2000, he was an auditor with Mauldin & Jenkins, CPAs.  Mr. Fountain is a graduate of the University of Georgia, holding a degree in accounting and is a Certified Public Accountant.

O. Mitchell Smith.  Mr. Smith, age 58, has served as Executive Vice President and Chief Credit Officer since 2005.  He oversees loan policy and credit administration, collections and special assets.  Mr. Smith was Senior Credit Officer and Director of Credit Administration, responsible for loan policy and credit administration at ABC Bancorp, Moultrie, Georgia, from 2003 to 2005.  From 2001 to 2003, he served as a Loan Review Manager at ABC Bancorp.  Mr. Smith is a graduate of Valdosta State College, holding a bachelor’s degree in biology.

David A. Durland.  Mr. Durland, age 51, has served as Executive Vice President and Chief Banking Officer since February 2011.  He oversees sales and client relationship functions, managing and working directly with market presidents and the managers of each of the Bank's primary lines of business, including mortgage, investment services, marketing and cash management.  He also has served as President of the Bank’s Valdosta Region since July 2010.  Prior to that, he served as CEO of First State Bank and Trust in Valdosta, Georgia, an affiliate of Synovus, since January 2000.  In that position he managed all aspects of that commercial bank with over $575 million in assets and the number one deposit market share in Valdosta, Georgia.  Mr. Durland is a graduate of Georgia Southwestern College, holding a bachelor’s degree in business administration.

Business Relationships and Transactions with Executive Officers, Directors and Related Persons

Like many financial institutions, HeritageBank of the South has followed a policy of granting loans to our officers, directors and employees, which fully complies with applicable federal and state regulations.  Directors and executive officers may receive automobile loans at rates available to all employees of the Bank, which rates may be preferential to those available to persons not related to the Bank.  Otherwise, all loans to directors and executive officers are made in the ordinary course of business and are made on substantially the same terms and conditions as those prevailing at the time for comparable loans to persons not related to the lender and in accordance with our underwriting guidelines.  In the opinion of management, these loans do not involve more than the normal risk of collectibility or present other unfavorable features.  At December 31, 2011, loans to directors and executive officers of the company and the Bank totaled $9.1 million, and no individual director or executive officer had more than $120,000 in loans with rates preferential to those available to the general public.

The law firm of Moore, Clark, DuVall and Rodgers, P.C. serves as general counsel to the Company and the Bank.  James H. Moore, III, a director of HeritageBank of the South, is the managing partner of Moore, Clark, DuVall and Rodgers, P.C.  The Company made payments totaling $491,000 to that firm for legal services provided in the year ended December 31, 2011.  The terms of these payments are comparable to those provided for between similarly situated unrelated third parties in similar transactions.  The Company leases office space for its investment services division in a commercial office building owned by MCDR Properties, LLC.  Mr. Moore is a member of MCDR Properties, LLC.  The Company made lease payments of $24,000 per year to MCDR Properties, LLC, during 2011.  The terms of this lease are comparable to similar leases in the area between unrelated third parties.

J. Lee Stanley, a director of the Company, provides real estate appraisal review services to the Bank.  The Company made payments totaling approximately $9,000 to Mr. Stanley of which a large portion was paid by Bank customers.  The terms of these payments are comparable to those provided for between similarly situated unrelated third parties in similar transactions.

COMPENSATION DISCUSSION AND ANALYSIS

The following is an overview and analysis of our compensation program, our objectives in establishing the short-term cash incentives, long-term equity incentives and retirement components of our compensation program, the material compensation decisions we have made under this program and the material factors we considered in making these decisions.  Following this Compensation Discussion and Analysis, there are a series of tables containing specific compensation awarded, earned or paid in 2011 to the following named executive officers:  O. Leonard Dorminey, President and Chief Executive Officer of the Company and Chief Executive Officer of the Bank; T. Heath Fountain, Executive Vice President, Chief Financial Officer and Chief Administrative Officer of the Company and the Bank; Carol W. Slappey, Executive Vice President of the Company, Albany Market President and Chief Retail Administration Officer of the Bank; O. Mitchell Smith, Executive Vice President and Chief Credit Officer of the Company and the Bank; and David A. Durland, Executive Vice President and Chief Banking Officer of the Company and the Bank.

Overview.  The Company’s executive compensation program and policies are administered by the Compensation Committee of Heritage’s Board of Directors.  See “Board of Directors Meetings, Board Committees and Corporate Governance Matters - Compensation Committee.”

The Compensation Committee has full responsibility and discretion to evaluate and compensate our executive officers within the parameters of our compensation principles and philosophy.  It oversees or administers all components of our compensation program.  The Compensation Committee members are the only persons who set Mr. Dorminey’s compensation, and they review Mr. Dorminey’s performance on an ongoing basis.  Though the overall responsibility for setting compensation belongs to the Compensation Committee, Mr. Dorminey assists the Compensation Committee in establishing types and levels of compensation for all remaining employees and officers.  Mr. Dorminey reviews the performance of the other executive officers and provides the Compensation Committee with compensation recommendations based on those reviews.  Our Director of Human Resources advises the Compensation Committee on various benefit plans and programs made available to all employees, including the named executive officers.

Philosophy and Objectives of Compensation Programs.  The Compensation Committee has established a broad-based compensation program to enable the Company and the Bank to attract, motivate and retain talented and dedicated executives, orient their executives toward the achievement of business goals and link the compensation of its executives to the Company’s success.  The Compensation Committee seeks to establish compensation levels that attract highly effective executives who work well as a team.  Our compensation philosophy is based on established principles for all pay practices and aligns with our corporate values, which are to conduct our business with character, compassion, class and competition.  These values are reflected in the Company’s compensation programs by ensuring competitive and fair practices.  A primary focus of our compensation program is to compensate actual performance, using realistic incentive thresholds.  The overriding principles in setting types and amounts of compensation are:

•	Merit/Performance Based – Individual compensation is linked to the successful achievement of performance objectives.

•	Market Competition – Total compensation attracts, retains and motivates our top performers at a competitive level in our market.

•
Stockholder Balance – Compensation components that align the interests of key management, especially the named executive officers, with those of stockholders in furtherance of the goal of increasing stockholder value.

In setting executive compensation and benefits in line with this philosophy, the Compensation Committee has established a full compensation package that includes base salary, annual incentive bonus compensation, equity compensation, benefits and perquisites.  The Compensation Committee uses quantitative and qualitative factors in setting the types and amounts of these compensation components granted to each named executive officer and other employees.  Our compensation programs seek to reach an appropriate balance between base salary (to provide competitive fixed compensation) and significant incentive opportunities in performance-based cash bonuses (to provide short-term rewards for meeting performance goals) and equity compensation (to provide long-term rewards based on the Company’s performance and to align executives’ interests with the interests of stockholders).  These programs are established to coordinate pay to executive officers with the Company’s long-term goals, to maintain an appropriate balance between short- and long-term goals and incentives and to align appropriate risk-taking with compensation incentives.

As a federally regulated financial institution holding company, the Company is required to have sound incentive compensation practices that do not encourage imprudent risk-taking by employees and that are consistent with safety and soundness guidelines.  This requires incentives that appropriately balance risk and reward by not encouraging short-term profits at the expense of short- or long-term excessive risk or loss to the Company, especially without any negative impact on the compensation of the employees who received incentives for the short-term profits.  In addition, the Company needs to integrate its incentive compensation practices with effective internal controls and risk management.  The incentive compensation practices should also be supported by strong corporate governance with active and effective oversight by the Compensation Committee and the Board.

The Company provides the opportunity for certain executive and senior officers to be protected under employment agreements with severance and change in control provisions.  These agreements assist the Company in attracting and retaining qualified officers.  See “– Employment Agreements” and “Potential Termination and Change in Control Payments.”

Base Salary.  Base salary is established for each executive to reflect the potential contribution of the executive to the achievement of the Company’s and the Bank’s business objectives and to be competitive with base salaries paid by other institutions.  The level of each executive officer’s base salary is designed to reward performance for carrying out the required day-to-day activities and responsibilities of each officer’s position.  The Compensation Committee utilizes outside resources to ascertain appropriate base salaries for our officers and other employees, primarily peer compensation information provided from various industry resources.  The Compensation Committee also is cognizant of the salaries paid by other non-financial institution companies in the Bank’s market area with which it believes the Bank competes for executives.  We increase base salaries based upon competitive market needs, our past and expected financial performance and the individual executive’s performance.  Base salary is a large element of the compensation program because it fairly compensates individuals for fulfilling their daily responsibilities and obligations.  The 2012 base salaries for our named executive officers are:  O. Leonard Dorminey – $350,000, T. Heath Fountain – $163,000, Carol W. Slappey – $220,000, O. Mitchell Smith – $162,000 and David A. Durland – $229,000.

Annual Cash Bonus Compensation.  The Compensation Committee may reward the named executive officers with a discretionary cash bonus based on its review of the Company’s performance during each fiscal year.  There is no specific measurement to be met for the award of bonuses, and the Committee can determine not to award any bonuses at all.  The Compensation Committee believes it is often appropriate to award bonuses to the named executive officers if the Company achieves performance objectives established each year in our strategic plan in order to reward them for performance beyond that for which they earn their salary.  The designated areas of Company performance reviewed by the Committee when considering the payment of annual bonuses are successful negotiations and bids on acquisitions, internal growth,  profit, productivity, and the integration of acquisitions, all of which are balanced to build stockholder value.  If the Company’s performance in these designated areas meets or exceeds the designated thresholds, the Compensation Committee may provide for discretionary cash bonuses.

Equity Compensation.  The Company has utilized equity compensation in the form of stock options, restricted stock and an ESOP to align the interests of its named executive officers with the interests of stockholders and to reward those individuals’ contributions to its franchise value over time.

During 2011, the Company implemented the 2011 Equity Incentive Plan for the benefit of selected directors, officers and employees, which was approved by the stockholders at last year’s annual meeting.  The named executive officers were granted restricted stock with tandem share units and stock options with tandem stock appreciation rights under this plan during 2011.  These awards all had delayed five-year vesting beginning one year after the date of grant as an incentive for continued service; however, there is accelerated vesting under certain circumstances, including a change in control of the Company or the death or disability of the participant.  There were initially 573,481 shares reserved and available for awards under the Plan, 409,429 of which were available for stock options and stock appreciation rights and 163,852 available for restricted stock and share units.  During 2011, the Compensation Committee granted tandem stock options/stock appreciation rights for 334,270 shares and 117,530 restricted stock/share units, of which 200 were forfeited, leaving 75,159 shares available for stock option share awards and 46,322 available for restricted stock awards under the Plan.

The Company continued to maintain the 2006 Equity Incentive Plan for the benefit of selected directors, officers and employees.  The named executive officers have received restricted stock with tandem share units and stock options with tandem stock appreciation rights under this plan.  These awards all had delayed five-year vesting beginning one year after the date of grant as an incentive for continued service, though there is accelerated vesting under certain circumstances, including a change in control of the Company or the death or disability of the participant.  During 2011, the Compensation Committee granted tandem stock options/stock appreciation rights for 12,000 shares and 4,000 restricted stock/share units, leaving 42,514 shares available for stock option share awards and 12,634 available for restricted stock awards under the Plan.

The Company has had an ESOP since June 2005.  The ESOP purchased shares of the Company’s stock with a loan from the Company.  At December 31, 2011, the ESOP currently owned 657,115 shares of common stock, of which 271,885 have been allocated to eligible employees, and the ESOP owed $4.6 million to the Company for the purchase of those shares.  All employees, including named executive officers, with at least 1,000 service hours in a 12-month period are eligible to participate in the plan.  The ESOP loans are repaid principally by Bank contributions to the plan over the life of the loans.  As the borrowings are paid down, shares are allocated to eligible employees based on a ratio of each participant’s compensation to total compensation.  ESOP account balances vest after five years of service or upon a change in control, if earlier.

Retirement Benefits.  The Company provides certain retirement benefits to all employees and others to executives to enable them to maintain a quality standard of living in retirement.  These benefits are intended to help us attract and retain highly effective executives and other employees.  The Company has a pension plan, 401(k) plan and non-qualified deferred compensation plans for executives, all to ensure its employees have adequate income levels after employment.

The Company sponsors a defined benefit pension plan that provides pension benefits for eligible employees, which does not include new hires after 2008.  This plan includes all our named executive officers, with the exception of Mr. Durland.  These eligible employees participate on a noncontributing basis, assuming they meet certain age and length-of-service requirements.  The pension plan provides for pension benefits when a participant reaches age 65, equal to a percentage of the participant’s final average salary, subject to applicable regulatory limits.  The applicable percentage is based on the individual’s years of credited service, up to 15 years, and allows for payment of up to 50% of the individual’s final average salary subject to regulatory limits.  This benefit fully vests after seven years of service. For additional information regarding this plan, see “Executive Compensation – Pension Benefits.”

The Company offers participation in the Bank’s 401(k) plan to employees who have attained age 21 and three months of continuous employment.  Participants may make salary reduction contributions to the 401(k) plan up to the maximum permitted by federal regulation.  The Company matches 50% of the employee’s 401(k) deferral p to 4% of salary.  These matching contributions vest 20% per year over a five-year period after one year of employment or immediately upon retirement at age 59-1/2 or older.

These two tax qualified plans are funded by the Company to provide retirement income for non-executive employees at normal retirement age.

Because tax-qualified plans limit funding for certain highly compensated employees so that they do not provide the executives with 60% to 70% of pre-retirement income, the Company maintains a non-qualified executive deferral and excess/matching contribution program, or deferred compensation plan, for certain senior executives that dedicate their career to the Company, including Mr. Dorminey and Ms. Slappey, which allows them to defer a portion of their income into a non-qualified deferral program to supplement retirement earnings from the tax-qualified plans.  The Company pays a matching contribution of up to 8% of each participant’s income (less any match under the 401(k) plan) and an amount equal to amounts the Company is unable to pay a participant under the tax-qualified plans because of federal tax law limits.  It also makes an excess contribution equal to amounts not contributed to qualified ERISA plans due to limits resulting from the executive’s high compensation level.  Interest is credited to each participant’s account on a quarterly basis at the U.S. Government rate on 10-year Treasury notes at the prior-quarter end, which rate is not at above-market levels.  Mr. Dorminey and Ms. Slappey participate in this program, which enables them to supplement their retirement income under our tax-qualified plans to provide them with approximately 10% of their salary at retirement as retirement income, if and to the extent they participate in the program.  For additional information regarding this plan, see “Executive Compensation - 2011 Non-Qualified Deferred Compensation and - Potential Termination and Change in Control Payments.”

The Company also maintains a non-qualified supplemental executive retirement plan (“SERP”) for key employees, including certain named executive officers.  The SERP is an unfunded, non-contributory defined benefit plan by which the Company pays supplemental pension benefits to certain key employees upon retirement.  The amount of the benefit is based on a formula that takes into account the participant’s past and future earnings and years of service.  Mr. Dorminey and Ms. Slappey are covered under this plan.  The deferred compensation program and SERP are designed to provide career executive officer retirees, in conjunction with Social Security, tax qualified retirement plans and the ESOP, with approximately 70% of their pre-retirement income.  Under the SERP, the annual benefit is equal to 2% of the average of the two highest amounts of annual cash compensation received over the five years before retirement times years of service up to 15 years of service, subject to a maximum of the lesser of $95,000 or 30% of the average of the two highest amounts of annual cash compensation received over the five years before retirement.  Mr. Dorminey and Ms. Slappey are now fully vested under this plan.  The estimated present value of the payout is accrued over the expected service period, and the Bank purchases life insurance (BOLI) at a cash surrender level adequate to cover the accrual up to 25% of Tier 1 capital.  The benefit is to be paid out monthly over 15 years. For additional information regarding this plan, see “Executive Compensation - Pension Benefits and - Potential Termination and Change in Control Payments.”

Other Benefit Plans.  The Company provides certain officers, including the named executive officers, with long-term care insurance.  It also provides those same individuals with life insurance of two times each person’s salary to be paid to beneficiaries designated by the officer.

The Company provides health and welfare benefits to all employees, including the named executive officers, to provide them an opportunity to have access to health care and a quality standard of living if their health deteriorates.  These benefits, which are commensurate with that available in the Bank’s market area, include comprehensive medical and dental coverage, life insurance, and short- and long-term disability insurance.

Perquisites.  The Company provides perquisites designed to enhance its success.  Executive officer education is provided at industry conferences, seminars and schools, sometimes with spousal travel expenses.  Dues to country clubs, social clubs and service organizations and business development payments for executive officers are paid to encourage community involvement and build business relationships.  Messrs. Dorminey, Fountain, Durland and Mrs. Slappey are provided with company cars, and the value of their personal use of the car is included in their taxable income.  Executives also have access to the Company’s Santa Rosa, Florida condominium for personal and business use.

Employment Agreements.  Each of our named executive officers has employment agreements with the Company and/or the Bank.  These agreements provide for special payments to these executives in the case of a change in control of the Company or an involuntary termination of the executive for other than cause (as defined in the agreements).  These agreements are designed to protect the Company and are common for executives of publicly traded financial companies.  The Company believes these agreements are important in order to attract and retain qualified executive management.  The appropriateness of protection for executives in the event of a change in control increased as a result of the second-step conversion as a result of the Company becoming fully public, which is one reason the Bank entered into new employment agreements with two executives in 2010 and another in 2011.  Certain of these plans provide for accelerated payments or other benefits upon a change in control or an involuntary termination of the executive for other than cause.

Mr. Dorminey and Ms. Slappey have employment agreements with the Bank, each of which provides for a five-year term that is extended on a daily basis.  Under these agreements, the current salary levels are $350,000 and $220,000, respectively, and are subject to increase based on annual reviews.  The agreements also provide for equitable participation by the executives in all executive and employee benefit plans and programs.  If, other than in connection with a change in control of the Company or the Bank, Mr. Dorminey’s or Ms. Slappey’s employment is terminated by the Bank without cause, the executive will continue to receive his or her then-current salary, bonus and employee benefits for the remaining term of the agreement.  If, other than in connection with a change in control of the Company or the Bank, Mr. Dorminey’s employment is terminated by Mr. Dorminey following a material reduction of his duties and responsibilities (i.e., constructive termination), he will continue to be paid his or her then-current salary, bonus and employee benefits for the remaining term of the agreement.  If, in connection with a change in control of the Company or the Bank, Ms. Slappey’s employment is terminated by Ms. Slappey following a material reduction of her duties and responsibilities (i.e., constructive termination), she will continue to be paid her then-current salary, bonus and employee benefits for the remaining term of the agreement.

For both Mr. Dorminey and Ms. Slappey, if this constructive termination is within 24 months after a change in control, then the Bank must continue to pay salary and benefits and a bonus of 40% of salary for three years.  The value of the severance benefits for a termination in connection with a change in control includes a “gross-up” provision pursuant to which each officer would be provided additional payments in the event any payments or benefits provided for in the agreement are subject to an excise tax penalty under the Internal Revenue Code.  The Company or the acquirer would not be able to deduct as an expense any payments under this excise tax provision.  The purpose of this gross-up provision is to provide each officer, on an after-tax basis, with 100% of any penalty tax paid on the change-in-control payments or benefits and 100% of any penalty tax payable as a result of the gross-up payment.  In addition, in instances of a constructive termination, any remaining unvested stock options and unvested restricted stock immediately vest.  If Mr. Dorminey terminates employment for no good reason (as defined in the employment agreement) and does not obtain banking related employment in the Bank’s market area, the Bank must continue to pay annual salary, bonus and benefits at the time of the termination for two years.  To receive all these continued benefits, he must not violate a non-compete clause during the term of the continued compensation coverage.

Each officer also is subject to a two year confidentiality provision.  Mr. Dorminey also has a three-year employment agreement with the Company, with three-year renewals on the anniversary date, if the contract has not been terminated.  Under that agreement, the Company agrees to pay its appropriate portion of the payments and benefits due under his Bank employment agreement.  For additional information regarding these payments and benefits, see “Executive Compensation - Potential Termination and Change in Control Payments.”

In July 2010, the Bank entered into employment agreements with Messrs. Fountain and Smith.  These agreements had initial two-year terms, with one-year extensions on the first anniversary of the effective date and on each anniversary thereafter, subject to certain notice and review provisions.  These agreements provide for initial annual salaries of $135,017 for Mr. Fountain and $139,074 for Mr. Smith and for any salary increases thereafter and a provision of other benefits.  Under the agreements the Bank may terminate Messrs. Fountain’s or Smith’s employment without cause upon 120 days written notice and either officer may terminate his employment for “good reason,” which is constructive termination within 24 months following a change in control of the Company, through a reduction in salary or bonus, a material relocation or a material adverse impact on employment circumstances.  In either instance, the Bank would be obligated to continue to pay the officer his annual salary and benefits at the time of the termination for two years and, at the end of each calendar year during that two-year period, an amount equal to the average annual discretionary bonus, as a percentage of total annual compensation, that the employee received during the three calendar years prior to his termination.  To receive these continued benefits, the officer must not violate a one year non-compete clause or a two year non-solicitation provision.  Each officer also is subject to a two year confidentiality provision.  For additional information regarding these payments and benefits, see “Executive Compensation - Potential Termination and Change in Control Payments.”

In April 2011, the Bank entered into a new employment agreement with Mr. Durland.  This agreement has an initial two-year term, with one-year extensions on the first anniversary of the effective date and on each anniversary thereafter, subject to certain notice and review provisions.  This agreement provides for an initial annual salary of $220,000 and for any salary increases thereafter and a provision of other benefits.  Under the agreement, the Bank may terminate Mr. Durland’s employment without cause upon 120 days written notice and he may terminate his employment for “good reason,” which is constructive termination within 12 months of a change in control of the Company, through a reduction in salary or bonus, a material relocation or a material adverse impact on employment circumstances.  In either instance, the Bank would be obligated to continue to pay the officer his annual salary and benefits at the time of the termination for one year and, at the end of that calendar year, an amount equal to the average annual discretionary bonus, as a percentage of total annual compensation, that he received during the three calendar years prior to his termination.  To receive these continued benefits, Mr. Durland must not violate a one year non-compete clause or a two year non-solicitation provision.  Mr. Durland also is subject to a two year confidentiality provision.

The Company has also entered into various employment agreements with other senior officers of the Bank not named in the Proxy Statement to better protect the Company. The employment agreements vary based on the senior officer’s position.

Tax Considerations.  Section 162(m) of the Internal Revenue Code generally disallows a tax deduction for compensation in excess of $1 million paid to certain highly compensated executive officers of publicly held corporations.  Qualifying performance-based compensation is not subject to the deduction limitation if certain requirements are met.  The Compensation Committee reviews and considers the potential consequences of Section 162(m) to the Company.  The Company reserves the right to use its judgment to authorize compensation to any employee that does not comply with the Section 162(m) exemptions for compensation it believes is appropriate.

Section 280G of the Internal Revenue Code provides that severance payments that equal or exceed three times the individual’s base amount are deemed to be “excess parachute payments” if they are conditioned upon a change in control.  Individuals receiving parachute payments in excess of three times their base amount are subject to a 20% excise tax on the amount of the excess payments.  If excess parachute payments are made, the Company and the Bank would not be entitled to deduct the amount of the excess payments.  Each employment agreement provides that severance and other payments that are subject to a change in control will be reduced as much as necessary to ensure that no amounts payable to the executive will be considered excess parachute payments.

EXECUTIVE COMPENSATION

The following tables and accompanying text and footnotes sets forth a summary of compensation paid by the Company and the Bank to the named executive officers, including amounts deferred to future periods, retirement benefits and potential payments in instances of involuntary termination or a change in control.

This table summarizes certain compensation paid to the named executive officers for the years ended December 31, 2011, 2010 and 2009.  The Company does not provide any above-market rate earnings on balances in the deferred compensation plan.  These executive officers received perquisites and other personal benefits during 2011 in addition to the compensation noted below; however, no individual received $10,000 or more of additional perquisites and other personal benefits.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards (1)	Change in Pension Value and Nonqualified Compensation Earnings(2)	All Other Compensation		Total

O. Leonard Dorminey	2011	$350,000	$87,504	$477,600	$789,050	$203,115	$69,476	(3)	$1,976,760
Chief Executive	2010	301,653	87,504	---	---	141,861	67,093		598,111
Officer and President of the Company and Chief Executive Officer of the Bank	2009	285,533	42,830	---	---	144,040	60,787		533,190

T. Heath Fountain	2011	$155,000	$38,752	$19,104	$157,810	$63,310	$35,018	(4)	$469,002
Executive Vice	2010	140,015	38,752	---	---	14,428	36,370		229,565
President, Chief Financial Officer and Chief Administrative Officer of the Company and the Bank	2009	120,021	14,402	---	---	16,422	23,457		174,302

Carol W. Slappey	2011	$220,000	$55,003	$238,800	$394,525	$236,960	$48,601	(5)	$1,193,899
Executive Vice	2010	186,656	55,003	---	---	76,199	44,225		362,083
President of the Company and Albany Market President and Chief Administration Officer of the Bank	2009	175,538	26,331	---	---	116,319	37,695		355,883

O. Mitchell Smith	2011	$157,108	$23,881	$11,940	$98,631	$173,032	$41,487	(6)	$506,079
Executive Vice	2010	139,069	20,861	---	---	$10,022	40,901		210,853
President and Chief Credit Officer of the Company and the Bank	2009	135,018	16,202	---	---	66,379	31,906		249,505

David A. Durland	2011	$220,000	$33,000	$11,940	$98,631	-	$25,988	(7)	$389,559
Executive Vice	-	-	-	-	-	-	-		-
President and Chief Banking Officer of the Company and the Bank	-	-	-	-	-	-	-		-

(1)
Reflects the aggregate grant date fair value of the 2011 stock awards and options computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation - Stock Compensation (“FASB ASC Topic 718”).  The assumptions used in calculating these amounts are included in Note 17 to the Consolidated Financial Statements contained in our Annual Report to Stockholders and our 2011 Annual Report on Form 10-K filed on March 15, 2012.

(2)
Represents the changes during the years shown in the table in the actuarial present value of the named executive officer's accumulated benefit under our defined benefit pension plan.  For Mr. Dorminey, there was no amount accrued under the SERP in 2011.  For Mrs. Slappey, there was $80,442 accrued under the SERP in 2011.   Includes a 2011 matching contribution of $17,430 for Mr. Dorminey and $7,772 for Ms. Slappey in the deferred compensation plan.

(3)
Includes a $3,900 business development payment, a matching contribution of $3,852 in our 401(k) plan, $18,290 allocation under the ESOP plan, a payment of $20,192 in accrued vacation, a dividend payment of $2,786 on unvested shares of restricted stock, $4,874  in social club dues, $6,730  for long-term disability insurance, $3,675 for personal use of the Company's condominium, $1,184 for personal use of the Company's automobile and $3,993 in premiums for life insurance and long-term care insurance.

(4)
Includes a matching contribution of $3,547 in our 401(k) plan, $15,069 allocation under the ESOP plan, a payment of $8,197 in accrued vacation, a dividend payment of $218 on unvested shares of restricted stock, $3,042 in social club dues, $450 for long-term disability insurance, $1,280 for personal use of the Company's condominium, $1,280 for personal use of the Company's automobile and $765 in premiums for long-term care insurance and life insurance.

(5)
Includes a $3,900 business development payment, a matching contribution of $4,900 in our 401(k) plan, $15,104 allocation under the ESOP plan, a payment of $16,923 in accrued vacation, a dividend payment of $1,392 on unvested shares of restricted stock, $1,225 for personal use of the Company's condominium, $1,057 for personal use of the Company's automobile and $4,099 in premiums for long-term care insurance and life insurance.

(6)
Includes a matching contribution of $3,742 in our 401(k) plan, $13,971 allocation under the ESOP plan, a payment of $6,123 in accrued vacation, a dividend payment of $106 on unvested shares of restricted stock, $3,042 in social club dues, $456 for long-term disability insurance, $11,100 in car allowance and $2,946 for long-term care insurance and life insurance.

(7)
Includes a matching contribution of $2,700 in our 401(k) plan, $10,667  allocation under the ESOP plan, a dividend payment of $60 on unvested shares of restricted stock, $580 for long-term disability insurance, $1,800 in a car allowance, $4,351 for personal use of the Company’s automobile, $4,754 in social club dues and $1,076 for life insurance.

Grants of Plan-Based Awards

The following table sets forth the restricted stock and option awards granted to our named executive officers under the 2011 Equity Incentive Plan during the year ended December 31, 2011.

Name	Grant Date	Stock Awards(1)	Option Awards(2)	Exercise Price(3)	Grant Date Fair Value of Stock and Option Awards(4)

O. Leonard Dorminey	7/01/2011	40,000	100,000	$11.94	$1,266,650

T. Heath Fountain	7/01/2011	1,600	20,000	11.94	176,914

Carol W. Slappey	7/01/2011	20,000	50,000	11.94	633,325

O. Mitchell Smith	7/01/2011	1,000	12,500	11.94	110,571

David A. Durland	7/01/2011	1,000	12,500	11.94	110,571

(1)	These stock awards vest in five equal annual installments beginning on July 1, 2012. These shares of restricted stock was granted in tandem with an equal number of restricted share units.
(2)	These option awards vest in five equal annual installments beginning on July 1, 2012. These stock options were granted in tandem with stock appreciation rights for an equal number of shares.
(3)	The exercise price is the closing market price on July 1, 2011.
(4)
Reflects the aggregate grant date fair value of the 2011 stock awards and options computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation - Stock Compensation (“FASB ASC Topic 718”).  The assumptions used in calculating these amounts are included in Note 17 to the Consolidated Financial Statements contained in our Annual Report to Stockholders and our 2011 Annual Report on Form 10-K filed on March 15, 2012.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the outstanding unexercised options and unvested restricted stock owned by our named executive officers as of December 31, 2011.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options			Option Exercise Price	Option Expiration Date	Number of Shares or Units That Have Not Vested		Market Value of Shares or Units That Have Not Vested
	Exercisable	Unexercisable

O. Leonard Dorminey	111,414	-		$14.97	5/19/2016	-		-
	-	100,000	(1)	11.94	7/1/2021	40,000	(1)	$472,000	(3)

T. Heath Fountain	9,214	-		$14.97	5/19/2016
	2,764	1,843	(2)	13.43	1/01/2018	368	(2)	$4,342	(3)
	-	20,000	(1)	11.94	7/1/2021	1,000	(1)	$11,800	(3)

Carol W. Slappey	57,801	-		$14.97	5/19/2016	-		-
	-	50,000	(1)	11.94	7/1/2021	20,000	(1)	$236,000	(3)

O. Mitchell Smith	13,822	-		$14.97	5/19/2016	-		-
	-	12,500	(1)	11.94	7/1/2021	1,000	(1)	$11,800	(3)

David A. Durland	-	12,500	(1)	$11.94	7/1/2021	1,000	(1)	$11,800	(3)

(1)	These option awards begin vesting in five equal annual installments on July 1, 2012.
(2)	These option awards began vesting in five equal annual installments on January 1, 2009.
(3)	The market value is based on the closing market price of $11.80 as of December 31, 2011.

Option Exercises and Stock Vested During Fiscal Year

The following table sets forth information about restricted stock owned by the named executive officers that vested during the year ended December 31, 2011.  No named executive officers exercised any stock options during 2011.

	Stock Awards
Name	Number of Shares Acquired on Vesting(1)		Value Realized on Vesting(2)

O. Leonard Dorminey	8,929	(1)	$106,255	(1)

T. Heath Fountain	739	(1)	$8,794	(1)
	369	(2)	$4,557	(2)

Carol W. Slappey	4,614	(1)	$54,906	(1)

O. Mitchell Smith	1,107	(1)	$13,173	(1)

(1)	These stock awards vested on May 19, 2011 at a price of $11.90 per share based on the closing market price on May 19, 2011.
(2)	These stock awards vested on January 1, 2011 at a price of $12.35 per share based on the closing market price on January 1, 2011.

2011 Non-Qualified Deferred Compensation

The following table sets forth information about the non qualified deferred compensation payable to two of our named executive officers through our non-qualified executive deferral and excess/matching contribution program during the year ended December 31, 2011.

Name	Executive Contributions in Last Fiscal Year (1)	Registrant Contributions in Last Fiscal Year (2)	Aggregate Earnings in Last Fiscal Year (3)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year-End(4)

O. Leonard Dorminey	$32,040	$17,429	$9,088	---	$399,389

Carol W. Slappey	$29,194	$7,771	$6,937	---	$301,767

(1)	All amounts also are reported as compensation in the 2011 Summary Compensation Table under the “Salary” column.
(2)	Amounts represent matching contributions made by the Company during 2011, which also are reported in the 2011 Summary Compensation Table under the “All Other Compensation” column.
(3)	None of the amounts shown are reported as compensation in the 2011 Summary Compensation Table as none of these earnings constitute above-market rate earnings.
(4)	Of the aggregate balances shown, $112,255 for Mr. Dorminey and $61,275 for Ms. Slappey were reported as compensation in the Company’s Summary Compensation Table for 2011 and prior years.

Pension Benefits

The following table sets forth information regarding benefits payable to the named executive officers under the defined benefit pension plan and, for Mr. Dorminey and Ms. Slappey, under the SERP.  Information regarding to the pension plan is provided by the SilverStone Group, who is the third party actuary for the plan.

Name	Plan Name	Number of Years Credited Service		Present Value of Accumulated Benefit		Payments During Last Fiscal Year

O. Leonard Dorminey	Pension Plan	15	(1)	$885,345	(2)	---
	SERP	15	(3)	$986,068	(4)	---

T. Heath Fountain	Pension Plan	8		$131,408	(2)	---

Carol W. Slappey	Pension Plan	15	(1)	$993,273	(2)	---
	SERP	15	(3)	$905,625	(4)	---

O. Mitchell Smith	Pension Plan	6		$393,779	(2)	---

(1)	This is the maximum amount of years of service allowed under the Pension Plan.
(2)	This present value was calculated by SilverStone Group, assuming a retirement age of 65, a discount rate of 4.75% and mortality rates using the IRS 2012 annuitant-distinct mortality table.
(3)	This is the maximum amount of years of service allowed under the SERP.
(4)	The present value was calculated using a discount rate of 5% and assuming all payments are made over the 15 year term of the plan.

Potential Payments Upon Termination or Change in Control

As discussed above in the Compensation Discussion and Analysis, each named executive officer has an employment agreement that provides for payments to each officer in the event of an involuntary termination (generally a termination without cause or a constructive termination as defined in their employment agreements or the relevant benefit plan) of the individual or a change in control of the Company or the Bank.  In addition, each officer may receive accelerated or increased benefits under the certain compensation plans or programs, they are involuntarily terminated or if the Company or the Bank undergoes a change in control.  None of the named executive officers receive any increased or accelerated benefits or payments if he or she is terminated for cause or voluntarily terminates his or her employment (as defined in their employment agreements or the relevant benefit plan, though all vested payments and benefits as of the termination date are provided to the individual.)

The following tables provide information regarding payments to be made and benefits to be granted to the named executive officers in the event of a change in control of the Company and/or the officer’s separation or “constructive termination” (as defined in the officer’s employment agreement)  from the Company.  For purposes of quantifying these potential payments and benefits, the triggering termination or change in control is deemed to have occurred on December 31, 2011.   These tables exclude amounts accrued through that date in the normal course of employment, equity awards that have vested before that date and payments or benefits that would be made through plans or programs available to all employees with no preferential treatment for executives, such as our ESOP, pension plan and 401(k) plan.

	Name of Compensation Plan or Program
	Employment Agreement		Deferred Compensation Plan(1)	SERP (2)	Equity Incentive Plan		Life Insurance
Triggering Event			O. Leonard Dorminey:
Voluntary Termination	$1,078,609	(3)	$399,389	$986,068	---		---
Retirement	---		$399,389	$986,068	---		---
Termination With Cause	---		$399,389	$986,068	---		---
Termination Without Cause	$2,696,523	(4)	$399,389	$986,068	---		---
Change of Control(5)	---		---	---	$472,000	(6)	---
Change of Control with Termination(7)	$1,617,914	(8)	$399,389	$986,068	---		---
Disability Termination	---		$399,389	$986,068	$472,000	(6)	---
Death(9)	---		$399,389	$986,068	$472,000	(6)	$700,030	(10)

			Carol W. Slappey:
Voluntary Termination	---		$301,767	$905,625	---		---
Retirement	---		$301,767	$905,625	---		---
Termination With Cause	---		$301,767	$905,625	---		---
Termination Without Cause	$1,698,461	(11)	$301,767	$905,625	---		---
Change of Control(5)	---		---	---	$236,000	(6)	---
Change of Control with Termination(7)	$1,019,076	(12)	$301,767	$905,625	---		---
Disability Termination	---		$301,767	$905,625	$236,000	(6)	---
Death(9)	---		$301,767	$905,625	$236,000	(6)	$440,020	(10)

(1)
This is the amount of the monthly payment that would be made over five years based on the executive’s account balance at the assumed trigger date.  The account balance consists of compensation earned and deferred by the executive plus certain contributions by the Bank, including matching contributions, excess benefit contributions and quarterly interest at the 10-year U.S. Treasury bond rate.  Due to certain tax laws, the initiation of the 60 monthly payments will be delayed at least six months from the triggering event.

(2)
This is the Equivalent Actuarial Value of the total benefit based on the 5% interest rate factor under the SERP.  The Annual Benefit is equal to two percent of the average of the individual’s two highest levels of annual compensation over prior five years times years of service up to 15, subject to a maximum of the lesser of 30% of the individual’s two highest levels of annual compensation over prior five years or $95,000.  For Mr. Dorminey and Ms. Slappey, this Annual Benefit in the table is assumed to be $95,000.  This Annual Benefit would be paid out monthly over 15 years, unless the Bank had the option to, and did, choose to pay a lump sum equal to the Equivalent Actuarial Value.

(3)
This amount will be paid out monthly over two years, assuming the executive does not obtain local employment in the banking business.  It includes the executive’s continued salary of $350,000 for two years, two year-end bonuses of $140,000 and estimated benefits over the two years valued at $43,134 per year.

(4)
This amount will be paid out monthly over five years, assuming the executive does not obtain local employment in the banking business.  It includes the executive’s continued salary of $350,000 for five years, five year-end bonuses of $140,000 each and estimated benefits over the five years valued at $43,134 per year.

(5)	Payment or benefit is triggered solely by a change in control, whether or not the executive is terminated.
(6)
Under the Equity Incentive Plan, all awards that have not yet vested are deemed to be fully vested as of the date of change in control, disability termination or death.  As the exercise price for all unvested stock options was below the market price on December 31, 2011, there is no benefit for the acceleration of those awards.  The reported amount reflects the value of the restricted stock received due to the acceleration of vesting based on the closing price of $11.80 on December 31, 2011.

(7)	Includes constructive termination as defined in the executive’s employment agreement.
(8)
This amount will be paid out monthly over three years, assuming the executive does not obtain local employment in the banking business.  It includes continued salary of $350,000 for three years, three year-end bonuses of $140,000 each, and other estimated benefits over the three years valued at $43,134 per year.

(9)	All payments and benefits go to executive’s designated beneficiaries or heirs.
(10)	Amount reflects life insurance proceeds equal to two times the executive’s current salary.
(11)
This amount will be paid out monthly over five years, assuming the executive does not obtain local employment in the banking business.  It includes the executive’s continued salary of $220,000 for five years, five year-end bonuses of $80,000 each and estimated benefits over the five years valued at $31,678 per year.

(12)
This amount will be paid out monthly over five years, assuming the executive does not obtain local employment in the banking business.  It includes the executive’s continued salary of $220,000 for five years, five year-end bonuses of $80,000 each and estimated benefits over the five years valued at $31,678 per year.

	Name of Compensation Plan or Program

	Employment Agreement		Equity Incentive Plan		Life Insurance
Triggering Event

	T. Heath Fountain:
Termination Without Cause	$430,493	(1)	---		---
Change of Control(2)	---		$16,142	(3)	---
Change of Control with Termination(4)	$430,493	(1)	---		---
Disability	---		$16,142	(3)	---
Death(5)	---		$16,142	(3)	$310,016	(6)

	O. Mitchell Smith:
Termination Without Cause	$429,143	(7)	---		---
Change of Control(2)	---		$11,800	(3)	---
Change of Control with Termination(4)	$429,143	(7)	---		---
Disability Termination	---		$11,800	(3)	---
Death(5)	---		$11,800	(3)	$314,216	(6)

	David A. Durland:
Termination Without Cause	$253,000	(8)	---		---
Change of Control(2)	---		$11,800	(3)	---
Change of Control with Termination(4)	$253,000	(8)	---		---
Disability Termination	---		$11,800	(3)	---
Death(5)	---		$11,800	(3)	$440,000	(6)

(1)
This amount will be paid out monthly over two years.  It includes the executive’s continued salary of $155,008 for two years, two year-end bonuses of $33,418 each and estimated benefits over the two years valued at $26,821 per year.

(2)	Payment or benefit is triggered solely by a change in control, whether or not the executive is terminated.
(3)
Under the Equity Incentive Plan, all awards that have not yet vested are deemed to be fully vested as of the date of change in control, disability termination or death.  As the exercise price for all unvested stock options was below the market price on December 31, 2011, there is no benefit for the acceleration of those awards.  The reported amount reflects the value of the restricted stock received due to the acceleration of vesting based on the closing price of $11.80 on December 31, 2011.

(4)	Includes constructive termination as defined in the executive’s employment agreement.
(5)	All payments and benefits go to executive’s designated beneficiaries or heirs.
(6)	Amount reflects life insurance proceeds equal to two times the executive’s current salary.
(7)
This amount will be paid out monthly over two years.  It includes the executive’s continued salary of $157,108 for two years, two year-end bonuses of $22,100 each and estimated benefits over the two years valued at $35,363 per year.

(8)	This amount will be paid out monthly over one year. It includes the executive’s continued salary of $220,000 for one year and one year-end bonus of $33,000.

PROPOSAL 2

ADVISORY (NON-BINDING) RESOLUTION TO
APPROVE EXECUTIVE COMPENSATION

At last year’s annual meeting, the stockholders voted in favor of a non-binding resolution approving our executive compensation.  They also voted to be given the opportunity to vote on executive compensation at each annual meeting.  In recognition of that latter vote, the Board of Directors is presenting for a vote at the Annual Meeting the advisory, non-binding stockholder resolution to approve the compensation of our executives, as described in this proxy statement pursuant to the compensation disclosure rules of the SEC.  This proposal, commonly known as a “say on pay” proposal, gives stockholders the opportunity to endorse or not endorse the compensation of the Company’s executives as described in this proxy statement in the Compensation Discussion and Analysis and the tabular and other narrative disclosure on the compensation of our named executive officers.

This non-binding advisory resolution will be presented at the Annual Meeting as follows:

RESOLVED, that the stockholders approve the compensation of the Company’s executives, as disclosed in the Compensation Discussion and Analysis and the tabular and other narrative disclosure on the compensation of our named executive officers in the Company’s proxy statement for the Annual Meeting.

This vote will not be binding on the Company’s Board of Directors or Compensation Committee and may not be construed as overruling a decision by the Board or create or imply any additional fiduciary duty on the Board.  It also will not affect any compensation paid or awarded to any executive.  The Compensation Committee and the Board may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

As disclosed in more detail in “Compensation Discussion and Analysis,” the Compensation Committee has a very deliberate and thoughtful process for establishing a broad-based compensation program for our executives.  The overall goal of this compensation program is to help the Company and the Bank attract, motivate and retain talented and dedicated executives, orient executives toward the achievement of business goals, and link the compensation of executives to the Company’s success.  Executive compensation determinations are a complex and demanding process.  The Compensation Committee exercises great care and discipline in its analysis and decision-making and recognizes our stockholders’ interest in executive compensation practices.  The Compensation Committee seeks to establish compensation levels that attract highly effective executives who work well as a team and that are aligned with our corporate values to conduct our business with character, compassion, class and competition.  A primary focus of our compensation program has been to compensate actual performance.

Our overriding principles in setting types and amounts of compensation are: (1) to link individual compensation to the successful achievement of performance objectives; (2) to attract, retain and motivate our top performers at a competitive level in our market; and (3) to align the interests of key executives and other employees with those of our stockholders in furtherance of our goal to improve stockholder value.  In setting executive compensation and benefits in line with this philosophy, the Compensation Committee has established a full compensation package that includes base salary, annual incentive bonus compensation, equity compensation, retirement and other benefits and perquisites.

The Board of Directors recommends that you vote FOR the advisory (non-binding) resolution to approve executive compensation.

PROPOSAL 3

RATIFICATION OF THE APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Selection of Firm

During the fiscal years ended December 31, 2011 and 2010, Mauldin & Jenkins, LLC provided various audit and non-audit services to the Company and the Bank.  These services included:  (1) the audit of the Company’s and the Bank’s annual financial statements and review of financial statements included in the Company’s filings with the SEC; (2) consultation on accounting matters; (3) tax advice and tax consultations; and (4) other professional services.

Our Audit Committee has appointed Mauldin & Jenkins, LLC, as the independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2012.  In making its determination to appoint Mauldin & Jenkins, LLC as the Company’s independent registered public accounting firm for the 2012 fiscal year, the Audit Committee considered whether the providing of services (and the aggregate fees billed for those services) by Mauldin & Jenkins, LLC, other than audit services, is compatible with maintaining the independence of the outside accountants.

We are not required to have our stockholders ratify the selection of our independent auditing firm.  Because we believe it is good corporate practice to obtain the stockholders’ views on this selection, our stockholders are asked to ratify this appointment at the Annual Meeting.

If the appointment of Mauldin & Jenkins, LLC is not ratified by the stockholders, the Audit Committee may appoint other independent auditors or may decide to maintain its appointment of Mauldin & Jenkins, LLC.  In the event our stockholders fail to ratify the selection of Mauldin & Jenkins, LLC, the Audit Committee will consider it as a direction to consider selecting other auditors for the subsequent fiscal year.  Even if the selection of Mauldin & Jenkins, LLC is ratified, the Audit Committee of our Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if our Board determines that such a change would be in the best interest of our company and our stockholders.

A representative of Mauldin & Jenkins, LLC is expected to attend the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.

The Board of Directors recommends that you vote FOR the ratification of the appointment of Mauldin & Jenkins, LLC as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2012.

Pre-Approval of Audit and Non-Audit Services

Pursuant to the terms of its charter, the Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the independent auditors. The Audit Committee must pre-approve the engagement letters and the fees to be paid to the independent auditors for all audit and permissible non-audit services to be provided by the independent auditors and consider the possible effect that any non-audit services could have on the independence of the auditors. The Audit Committee may establish pre-approval policies and procedures, as permitted by applicable law and SEC regulations and consistent with its charter for the engagement of the independent auditors to render permissible non-audit services to the Corporation, provided that any pre-approvals delegated to one or more members of the committee are reported to the committee at its next scheduled meeting. At this time, the Audit Committee has not adopted any pre-approval policies.

Payment of Audit Fees

The aggregate fees billed to the Company by Mauldin & Jenkins, LLC, and its affiliates for the fiscal years ended December 31, 2011 and 2010 were as follows:

	Year Ended December 31,
	2011	2010
Audit Fees(1)	$196,000	$218,500
Audit Related Fees(2)	69,600	36,685
Tax Fees(3)	48,000	30,000
All Other Fees	---	---

(1)
Includes fees related to the financial statement audit and audit of internal controls over financial reporting.  In 2011, this also included audit procedures related to the assets and liabilities acquired in the FDIC-assisted transactions of Citizens Bank of Effingham and First Southern National Bank.

(2)
Professional services rendered related to consultations concerning financial accounting and reporting standards, merger and acquisition, due diligence assistance, employee benefit plan audits and participation in certain HUD lending programs. In 2011, this also included consultations concerning acquisition accounting and merger related expenses for the two FDIC-assisted acquisitions closed during 2011.

(3)	Primarily for tax compliance, tax advice, tax audits and tax return preparation services.

STOCKHOLDER PROPOSALS FOR 2013 ANNUAL MEETING

All stockholder proposals are subject to the proxy regulations of the SEC and our charter and bylaws.  In order to be eligible for inclusion in Heritage Financial Group, Inc.’s proxy materials for the 2013 annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received in writing at Heritage Financial Group, Inc.’s main office at 721 North Westover Boulevard, Albany, Georgia 31707, no later than December 26, 2012, or if that meeting is more than 30 days before or after May 23, 2013, within a reasonable time before the proxy materials for the meeting would be printed and distributed.

In order for a stockholder proposal to be considered for presentation at the 2013 annual meeting of Heritage Financial Group, Inc. but not for inclusion in our proxy materials for that meeting, stockholder proposals must be received by Heritage Financial Group, Inc. no later than February 22, 2013, and no earlier than January 23, 2013.  If the date of the 2013 annual meeting is before May 3, 2013, or after July 22, 2013, proposals must instead be received by Heritage Financial Group, Inc. no earlier than the 120th day prior to the date of the 2013 annual meeting and no later than the 90th day before that meeting or the 10th day after the day on which notice of the date of the meeting is mailed or public announcement of the date of the meeting is first made.

OTHER MATTERS

We are not aware of any business to come before the Annual Meeting other than those matters described in this proxy statement.  However, if any other matter should properly come before the meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY HERITAGE FINANCIAL GROUP, INC.

ANNUAL MEETING OF STOCKHOLDERS May 23, 2012 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS	1.	The election of O. Leonard Dorminey and Antone D. Lehr as directors of Heritage Financial Group, Inc. (except as marked to the contrary below), each for a term of three years.	For ☐	Withhold ☐	For All Except ☐

INSTRUCTION: To withhold authority to vote for any individual nominee mark the box "For All Except" and write the nominee’s name in the space provided below.

The undersigned hereby appoints the members of the Board of Directors of Heritage Financial Group, Inc., with full power of substitution, and authorizes them to represent and vote, as designated below and in accordance with their judgment upon any other matters properly presented at the annual meeting, all the shares of Heritage Financial Group, Inc. common stock held of record by the undersigned at the close of business on March 26, 2012, at the annual meeting of stockholders, to be held on Wednesday, May 23, 2012, and at any and all adjournments or postponements thereof. The Board of Directors recommends a vote "FOR" each of the listed proposals.
	2.	The advisory (non-binding) resolution to approve our executive compensation as disclosed in the accompanying Proxy Statement.	For ☐	Against ☐	Abstain ☐
	3.	The ratification of the appointment of Mauldin & Jenkins, LLC as the independent registered public accounting firm for the Corporation for the fiscal year ending December 31, 2012.	For ☐	Against ☐	Abstain ☐

Heritage Financial Group, Inc.’s Proxy Statement, Annual Report and Form of Proxy are available at http://www.irinfo.com/hbos/hbos.html.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

Should a director nominee be unable to serve as a director, an event that Heritage Financial Group, Inc. does not currently anticipate, the persons named in this proxy reserve the right, in their discretion, to vote for a substitute nominee designated by the Board of Directors.

This proxy may be revoked at any time before it is voted by delivering to the Secretary of Heritage Financial Group, Inc. on or before the taking of the vote at the annual meeting, a written notice of revocation bearing a later date than the proxy or a later-dated proxy relating to the same shares of Heritage Financial Group, Inc. common stock, or by attending the annual meeting and voting in person.  Attendance at the annual meeting will not in itself constitute the revocation of a proxy.  If this proxy is properly revoked as described above, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

By signing this proxy, I (we) acknowledge the prior receipt from Heritage Financial Group, Inc., of the Notice of Annual Meeting scheduled to be held on May 23, 2012, a Proxy Statement dated on or about April 20, 2012, and Heritage Financial Group, Inc.'s Annual Report to Stockholders for the fiscal year ended December 31, 2011.

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.